                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             Tower Automotive, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             TOWER AUTOMOTIVE, INC.
                             5211 CASCADE ROAD, SE
                          GRAND RAPIDS, MICHIGAN 49546
                                 March 28, 2002

To Our Stockholders:

     You are cordially invited to attend Tower Automotive, Inc.'s 2002 Annual Meeting of Stockholders which will be held on May 15, 2002, at 1:00 p.m. local time, at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          /s/ S.A. Johnson

                                          S. A. Johnson
                                          Chairman of the Board

                             TOWER AUTOMOTIVE, INC.
                                   NOTICE OF
                      2002 ANNUAL MEETING OF STOCKHOLDERS

TIME:            1:00 p.m. local time, May 15, 2002.

PLACE:           Tower Automotive Technical Center
                 27175 Haggerty Road
                 Novi, Michigan.

PROPOSALS:       (1) Election of directors;

                 (2) Approval of the Tower Automotive, Inc. Performance Cash Plan; and

                 to transact any other proper business.

RECORD DATE:     Only holders of record at the close of business on March 22,
                 2002, are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or postponements thereof. A list of such holders will be available prior to the meeting at Tower Automotive's corporate office for examination by any such holder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary

Dated: April 3, 2002

                            YOUR VOTE IS IMPORTANT!

  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
          CARD OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                             TOWER AUTOMOTIVE, INC.
                             5211 CASCADE ROAD, SE
                          GRAND RAPIDS, MICHIGAN 49546
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002
                           -------------------------

     This Proxy Statement and accompanying Proxy are being furnished to the holders of Common Stock, par value $.01 per share, (the "Common Stock") of Tower Automotive, Inc. ("Tower Automotive" or the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of Tower Automotive (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 15, 2002, at 1:00 p.m. local time at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 3, 2002, to holders of record, on March 22, 2002, of the Common Stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, and FOR the proposal set forth in Item 2 in the Notice of Meeting and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted, by written notice to the Secretary of Tower Automotive prior to the Annual Meeting, or by submission of a later-dated Proxy, or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On March 22, 2002, there were 48,483,980 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of at least 51% of such shares constitutes a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of nine members. The Board has nominated and recommends the election of each of the nine nominees set forth below as a director of Tower Automotive, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Tower Automotive, previously elected by Tower Automotive's stockholders, except for Ms. Georgia Nelson, who was appointed to the Board in May 2001. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the nine individuals who receive the greatest number of votes cast by stockholders will be elected as directors. There is no right to cumulative voting on any matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 22, 2002, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies, and period of service as a director of Tower Automotive.

     S. A. (Tony) Johnson, 61, has served as Chairman and a Director of Tower Automotive since April 1993. Mr. Johnson is the founder of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to Tower Automotive. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"), an investment partnership that participated in the acquisition of R.J. Tower Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as Chairman and a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

     Dugald K. Campbell, 55, has served as President, Chief Executive Officer and a Director of Tower Automotive since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of AlliedSignal, Inc.

     Jurgen M. Geissinger, 42, has served as a Director of Tower Automotive since May 2000. Dr. Geissinger has served as President and Chief Executive Officer of INA Holding GmbH & Co. KG, a global manufacturer of bearings, linear guidance systems, automotive transmissions and engine systems since November 1998. From 1992 to October 1998, Dr. Geissinger served in various positions at ITT Automotive, most recently as Senior Vice President, with responsibility for the Brakes and Chassis Engineering Division worldwide.

     Ali Jenab, 39, has served as a Director of Tower Automotive since January 2001. Mr. Jenab was named President and Chief Operating Officer of VA Linux Systems, Inc. in February 2001. From August 2000, until February 2001, Mr. Jenab served as that company's Senior Vice President and General Manager, Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions.

     Joe Loughrey, 52, has served as a Director of Tower Automotive since November 1994. Mr. Loughrey joined Cummins, Inc. in 1974 and has served as Executive Vice President and President -- Engine Business since October 1999. Before then, Mr. Loughrey served as Executive Vice President and Group President -- Industrial and Chief Technical Officer from 1996 to 1999. Mr. Loughrey is also a director of Sauer-Danfoss, Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components.

     James R. Lozelle, 56, has served as a Director of Tower Automotive since May 1994. Mr. Lozelle served as Executive Vice President for Tower Automotive, with responsibility for Tower Automotive's operations in Milwaukee, Wisconsin and Roanoke, Virginia, from April 1997 to January 1999. From the acquisition of Edgewood Tool and Manufacturing Company ("Edgewood") in May 1994 until March 1997, Mr. Lozelle served at the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by Tower Automotive. Mr. Lozelle is chairman of the Near Zero Stamping research project of the Autobody Consortium.

     Georgia R. Nelson, 52, was appointed to the Board of Directors of Tower Automotive in May 2001. Ms. Nelson has served as President of Midwest Generation EME, LLC, an Edison International company since it was established in 1999 as a subsidiary of Edison Mission Energy. Midwest Generation is a wholesale power generation company. Since January 1, 2002, Ms. Nelson has served as General Manager of Edison Mission Energy -- Americas, a global independent power operating, development and trading company. From

1996 to 1999, Ms. Nelson was Senior Vice President of Worldwide Operations and Division President of the Americas region of Edison Mission Energy. From 1993 to 1996, she served as Senior Vice President of Southern California Edison, a large U.S. electric utility.

     Scott D. Rued, 45, has served as Vice President and a Director of Tower Automotive since April 1993. He is also the Chief Executive Officer and President of Hidden Creek. Mr. Rued, a partner of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994, and served as its Vice President -- Finance and Corporate Development from June 1989 through 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

     Enrique Zambrano, 46, has served as a Director of Tower Automotive since December 1997. Mr. Zambrano has served as Chief Executive Officer and a director of Proeza, S.A. de C.V., a diversified international company that has operations primarily in the automotive and citrus juice processing industries, since 1988. Mr. Zambrano is also a director of IMSA, a steel processing company, Pyosa, a chemical special manufacturing company, SENDA, a leading regional transportation company, XIGNUX, a Mexican private industrial conglomerate, and ITESM, the largest private University in Mexico.

     There are no family relationships between any of the directors or any of the Company's executive officers.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held eight meetings (exclusive of committee meetings) during 2001. During 2001, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

     Executive Committee. The Executive Committee of the Board of Directors consists of S.A. Johnson (Chairman), Dugald K. Campbell, and Scott D. Rued. The Executive Committee has all the power and authority vested in or retained by the Board of Directors, and may exercise such power and authority in such manner as it shall deem for the best interest of Tower Automotive in all cases in which specific direction shall not have been given by the Board of Directors, and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met three times during the preceding fiscal year.

     Compensation Committee. The Compensation Committee of the Board of Directors consists of Joe Loughrey (Chairman), Jurgen M. Geissinger, Ali Jenab, and Georgia Nelson. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Tower Automotive, and granted options under the Tower Automotive, Inc. Long-Term Incentive Plan (the "Plan") to purchase Common Stock of Tower Automotive. The Compensation Committee met five times during the preceding fiscal year.

     Nominating Committee. The Nominating Committee of the Board of Directors consists of Joe Loughrey (Chairman) and James R. Lozelle. The Nominating Committee selects and presents to the Board candidates for election to fill vacancies on the Board. The Committee did not meet during the preceding year.

     Audit Committee. The Audit Committee of the Board of Directors consists of James R. Lozelle (Chairman), Jurgen M. Geissinger, Ali Jenab, and Georgia Nelson. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Tower Automotive, and accounting principles and auditing practices and procedures to be employed in the preparation and review of Tower Automotive's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of Tower Automotive. The Audit Committee met six times during the preceding fiscal year. Each member of the Audit Committee is "independent," based upon the definition of independence under the listing standards of the New York Stock Exchange. At the time of his appointment as Chairman of the Audit Committee, on August 28, 2001, Mr. Lozelle did not qualify as independent, due to the fact that his employment with the Company terminated within three years of that appointment. As of the date of this Proxy Statement, that three year period has expired. The Board elected to appoint Mr. Lozelle as Chairman of the Audit Committee pursuant to the override provisions included in the NYSE Listing Standards. The Board determined that it was in the best interest of the Company and its stockholders to make that appointment given Mr. Lozelle's extensive experience with the Company, his financial acumen and the relative length of experience other members of the Committee had with Tower Automotive.

     Effective December 9, 1999, the Company's Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee. The charter was later amended, effective October 17, 2001. A copy of the charter, as amended, is attached as Appendix A to this Proxy Statement. On February 27, 2002, the Committee submitted to the Board the following report:

          We have reviewed and discussed with management the Company's audited financial statements as of the year ended December 31, 2001.

          We have discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Form 10-K Report for the year ended December 31, 2001.

          In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

         James R. Lozelle
         Jurgen M. Geissinger
         Ali Jenab
         Georgia Nelson

COMPENSATION OF DIRECTORS

     For service in 2001, directors who are not employees of Tower Automotive or any of its affiliates ("Outside Directors") each received an annual retainer of $75,000. All, none, or a portion of the retainer, but in increments of not less than 25%, may be deferred under the Company's Director Deferred Stock Purchase Plan. Deferred amounts are payable only in shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Tower Automotive's officers, directors, and persons who beneficially own more than ten percent of a registered class of Tower

Automotive's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Tower Automotive with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to Tower Automotive, or written representations that no Form 5 filings were required, Tower Automotive believes that during the period from January 1, 2001, through December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                 PROPOSAL TO APPROVE THE TOWER AUTOMOTIVE, INC.
                             PERFORMANCE CASH PLAN

     On May 24, 2001, the Board of Directors adopted the Tower Automotive, Inc. Performance Cash Plan (the "Plan"), subject to approval by the Company's stockholders. The Board elected to adopt the Plan as a supplemental form of long-term compensation and thereby reduce reliance on the grant of equity-based compensation. The Plan provides for incentive cash compensation to selected key colleagues for an initial performance period beginning January 1, 2001, and ending December 31, 2002. The following is a description of the Plan, which is qualified in its entirety to the Plan. Copies of the Plan are available upon request to the Company or by reviewing the Company's filings with the Securities and Exchange Commission.

PURPOSE

     The purpose of the Plan is to promote the long-term success of the Company by aligning the long-term financial interests of key colleagues with the Company's stockholders, and to attract, reward, and retain key colleagues in leadership roles. Given the long-term focus of the Plan, the Board believes the Plan will foster long-term improvements in stockholder value and not merely near-term gains in reported financial performance.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized and required to establish the length of each Performance Period, the Enterprise Performance Target for each Performance Period, the criteria for measuring performance, individual participant targets and the vesting and payout periods. The Committee also has the authority to interpret the Plan and to establish rules and regulations for purposes of administering the Plan.

ELIGIBILITY

     Participation in the Plan is determined by the Committee. It is intended to be made available to officers and other key leaders of the Company who have a significant influence on the long-term performance of Tower Automotive. Participation in one Performance Period does not entitle participation in subsequent Performance Periods. At present, there are approximately 52 colleagues that have been selected to participate in the Plan.

DESCRIPTION OF THE PERFORMANCE SYSTEM

     Under the Plan, bonus payments are based on the level of achievement of specific financial objectives for each Performance Period. The length of each Performance Period (generally between two and four years) is set by the Committee. The initial Performance Period is for the two-year period ending December 31, 2002. For each Performance Period, the Committee establishes the criteria for measuring performance, the Enterprise Performance Target, each participant's target bonus, and the vesting period and payout for any award earned during a Performance Period. A participant's bonus is calculated by multiplying his or her target bonus (expressed either as a percentage of salary or as a dollar amount) by the level of achievement.

     For the initial Performance Period, the Performance Target is based upon the achievement of predetermined targets measuring operational free cash flow as a return on invested capital. Operational free cash flow is defined as the Company's income before taxes and joint venture and minority interests, plus interest, depreciation, amortization, the pre-tax equity earnings of affiliates and restructuring charges. Invested capital is defined as the average quarterly invested capital for the Performance Period.

     Performance is based upon the achievement of the target level of operational free cash flow as a percent of invested capital ("cash flow return"), as well as cash flow return relative to the Company's peer group. Each of these factors is weighted equally. For example, if an individual's performance target is set at $50,000, and the free cash return is 50 percent of target and 100 percent of targeted peer group performance, the bonus would equal $37,500 [$50,000 x (50%(.5) + 100%(.5))].

     For the initial Performance Period, no bonus is earned if free cash return is less than 12.37 percent or if the Company's free cash return is less than the twenty-eighth percentile of its peer group. The maximum payout is 200 percent of the targeted bonus. Also, no bonus may exceed $6 million for a Performance Period.

     Each participant's award is determined at the end of each of Performance Period. A portion of each award, as determined by the Committee, is payable currently, and the balance of the award is held in an Interest Account. That amount is subject to vesting and is payable over the designated vesting period. The amount that is currently payable may be paid in cash, installments or deferred under either the Company's Key Leadership Deferred Income Stock Purchase Plan or the Company's Supplemental Retirement Plan.

     If a participant's employment terminates due to death, disability or normal retirement, the earned award is payable for the prorated period of achievement. If a participant terminates participation in the Plan for other reasons, the Committee has the authority to cancel any award amount earned during the Performance Period, as well as any nonvested award not yet paid. The Plan provides for acceleration of payments in the event of change in control of the Company.

AMENDMENT OF THE PLAN

     The Committee has the authority to amend the Plan, subject to compliance with Section 162(m) of the Internal Revenue Code; however, no amendment may, without the consent of a participant, reduce an earned award amount.

FEDERAL TAX CONSEQUENCES

     The following summarizes the consequences of the achievement of earned award amounts under the Plan and the payment of those amounts, under the Plan, for federal income tax purposes, based upon management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does purport to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.

     Based upon the terms and conditions of the Plan, participants will not recognize any compensation at the time an award amount is determined. Upon payment of an award amount, a participant will recognize ordinary income in the amount of the bonus paid, unless that amount is deferred, as permitted under the Plan. Any award amount held in an Interest Account would not be recognized as ordinary income until paid. The Company will be entitled to a deduction in a year in which a participant recognizes ordinary income under the Plan.

REQUIRED VOTE FOR APPROVAL

     The affirmative vote of a majority of the Company's common stock voted at the Annual Meeting, in person or by proxy, is required to approve the Plan and the performance system for the initial Performance Period. Broker nonvotes and abstentions will not be counted as votes cast on this proposal. Since a majority of the votes cast is required for approval, any negative votes will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxyholders named therein will vote for the approval of the adoption of the Plan and the performance system.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED PLAN AND THE ADOPTION OF THE PERFORMANCE SYSTEM.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, as independent public accountants, to audit the consolidated financial statements of Tower Automotive for the year ending December 31, 2002, and to perform other appropriate services as directed by Tower Automotive's management and the Board of Directors. The Board of Directors and the Audit Committee are aware of recent developments concerning Arthur Andersen LLP and have reviewed these matters with representatives of the firm. To date, the Board of Directors and the Audit Committee have not revoked the appointment of Arthur Andersen LLP as the Company's independent public accountants; however, the Board of Directors and the Audit Committee will continue to closely monitor ongoing developments at Arthur Andersen LLP and, in their discretion, may change the appointment at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

     The following table sets forth the aggregate fees billed to Tower Automotive for the year ended December 31, 2001, by the Company's principal accounting firm, Arthur Andersen LLP:

Audit Fees..................................................  $  696,700
Financial Information Systems Design and Implementation
  Fees......................................................          --
All Other Fees..............................................   3,158,400(a)(b)
                                                              ----------
          TOTAL:............................................  $3,855,100

---------------

(a) Includes audit related fees of $560,400, which is comprised of statutory audits of subsidiaries, accounting consultation, various attest services under professional standards, and assistance with registration statements and consents. Other fees also consists of fees for tax consulting and permitted internal auditing outsourcing.

(b) The audit committee has considered whether the provision of services described above under "all other fees" is compatible with maintaining the independence of Arthur Andersen LLP.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, Tower Automotive has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                   OWNERSHIP OF TOWER AUTOMOTIVE COMMON STOCK

     Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of March 22, 2002, by (i) the beneficial owners of more than 5% of the Common Stock of Tower Automotive, (ii) each director, director nominee, and named executive officer of Tower Automotive, and (iii) all directors and executive officers of Tower Automotive as a group. To the knowledge of Tower Automotive, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                              BENEFICIAL OWNERSHIP OF
                                                                  COMMON STOCK(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
          DIRECTORS, OFFICERS AND 5% STOCKHOLDERS              SHARES        CLASS
          ---------------------------------------             ---------    ----------
S.A. Johnson(2).............................................    315,610         *
Dugald K. Campbell(2)(3)....................................    574,723      1.2%
James W. Arnold(2)..........................................     63,058         *
Anthony Barone(2)...........................................    129,415
Tom G. Pitser(2)............................................    104,905         *
Antonio Zarate(2)...........................................     41,604         *
Scott D. Rued(2)............................................     79,185         *
Jurgen M. Geissinger(2).....................................      7,640         *
Ali Jenab(2)................................................      3,027         *
Joe Loughrey(2).............................................     77,298         *
James R. Lozelle(2).........................................    434,925         *
Georgia Nelson..............................................          0         0
Enrique Zambrano(2).........................................     17,298         *
American Express Financial Corporation(4)...................  2,535,588      5.2%
Dimensional Funds Advisors, Inc.(5).........................  3,573,000      7.3%
Hartford Mutual Funds, Inc.(6)..............................  2,429,045      5.0%
Morgan Stanley Dean Witter & Co.(7).........................  3,194,090      6.5%
Pioneer Global Asset Management(8)..........................  2,956,810      6.0%
State of Wisconsin Investment Board(9)......................  4,875,000      9.9%
Wellington Management Company, LLP(10)......................  2,454,545      5.0%
All Directors and Officers as a group (15 persons)..........  1,958,565      4.0%

-------------------------
 * Less than one percent.

 (1) The number of shares includes shares that may be purchased under options that are exercisable in 60 days. The percent of class is calculated based on the number of shares outstanding plus such option shares.

 (2) Includes the following number of shares issuable as deferred compensation for the following individuals: Mr. Johnson -- 17,298; Mr.
     Campbell  --  90,147; Mr. Arnold -- 13,435; Mr. Barone -- 23,628; Mr.
     Pitser -- 23,100; Mr. Zarate -- 3,604; Mr. Rued -- 7,207; Mr.
     Geissinger -- 7,640; Mr. Jenab -- 3,027; Mr. Loughrey -- 17,298; Mr. Lozelle -- 18,223; and Mr. Zambrano -- 17,298.

 (3) Includes 259,495 shares held in trusts, of which Mr. Campbell or his wife are the trustees. Mr. Campbell disclaims beneficial ownership of the shares held in trust.

 (4) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 2001, shared dispositive power with respect to 2,535,588 shares of Common Stock and shared voting power with respect to 537,000 shares of Common Stock. The address for AEFC is 200 AXP Financial Center, Minneapolis, Minnesota 55474.

 (5) Dimensional Fund Advisors, Inc. reported as of January 30, 2002, sole voting and dispositive power with respect to 3,573,000 shares of Common Stock. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

 (6) The Hartford Mutual Funds, Inc. reported as of February 14, 2002, shared voting and dispositive power with respect to 2,429,045 shares of Common Stock. Its address is 200 Hopmeadow Street, Simsbury, CT 06089.

 (7) Morgan Stanley Dean Witter & Co. reported as of February 13, 2002, shared voting power with respect to 3,044,390 shares of Common Stock and shared dispositive power with respect to 3,194,090 shares of Common Stock. The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

 (8) Pioneer Global Asset Management, S.p.A reported as of January 28, 2002, sole voting and dispositive power with respect to 2,956,810 shares of Common Stock. The address for Pioneer Global Asset Management is Galleria San Carlo 6, 20122 Milan, Italy.

 (9) The State of Wisconsin Investment Board reported as of February 15, 2002, sole voting and dispositive power with respect to 4,875,000 shares of Common Stock. The address of the Board is P.O. Box 7842, Madison, Wisconsin 53707.

(10) Wellington Management Company, LLP reported as of February 14, 2002, shared voting and dispositive power with respect to 2,454,545 shares of Common Stock. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation packages for the years ended December 31, 2001, 2000, and 1999 for Tower Automotive's chief executive officer's and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                               LONG-TERM
                                                ANNUAL COMPENSATION           COMPENSATION
                                         ----------------------------------   ------------
                                                               OTHER ANNUAL     OPTIONS       ALL OTHER
            NAME AND                      SALARY     BONUS     COMPENSATION     GRANTED      COMPENSATION
       PRINCIPAL POSITION         YEAR    ($)(1)     ($)(2)        ($)           (#)(3)         ($)(4)
       ------------------         ----    ------     ------    ------------     -------      ------------
Dugald K. Campbell..............  2001   $637,083   $805,464           0        165,700        $19,124
  President and Chief             2000    543,756          0           0        200,000          6,578
  Executive Officer               1999    512,500    248,400           0        115,000         18,783
Anthony A. Barone...............  2001    336,875    338,864           0         45,000         11,560
  Vice President and              2000    277,082          0           0         75,000          5,374
  Chief Financial Officer         1999    242,500    137,500           0         50,000         17,117
Tom G. Pitser...................  2001    256,873    158,652           0         22,000          7,835
  Vice President                  2000    264,186          0           0         65,000          5,312
                                  1999    232,280     96,000           0         40,000         17,040
Antonio Zarate..................  2001    260,000    198,288           0         22,000        145,297
  Vice President(5)               2000    162,500          0           0         65,000          5,299
                                  1999         --         --          --             --             --
James W. Arnold.................  2001    273,150    248,000      21,140         22,000         10,668
  Vice President                  2000    219,708          0           0         65,000          8,934
                                  1999    197,200          0           0         15,000          9,598
David Krohn.....................  2001    336,457          0     200,000         52,000         95,359
  Vice President(6)               2000     35,417          0           0        120,000              0
                                  1999         --         --          --             --             --

-------------------------
(1) Includes amounts deferred by employees under Tower Automotive's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of the Company's Common Stock under the Tower Automotive's Key Leadership Deferred Income Stock Purchase Plan, as reported in the Long-Term Incentive Plan table. No bonuses were earned for 2000 performance.

(3) The options vest ratably over four years commencing with the first anniversary of the grant date.

(4) The amounts disclosed in this column include: (a) amounts contributed by Tower Automotive to Tower Automotive's 401(k) plan and supplement retirement plan, and (b) dollar value of premiums paid by Tower Automotive for term life insurance on behalf of the named executive officers as follows:

                                                                         2001      2000     1999
                                                                         ----      ----     ----
    D.K. Campbell...............................................  (a)  $ 16,700   $4,375   $15,747
                                                                  (b)     2,424    2,203     3,036
    A.A. Barone.................................................  (a)    10,200    4,333    15,797
                                                                  (b)     1,360    1,041     1,320
    T.G. Pitser.................................................  (a)     6,800    4,316    15,797
                                                                  (b)     1,035      996     1,243
    A. Zarate...................................................  (a)        --       --        --
                                                                  (b)     8,297    5,299        --
    J.W. Arnold.................................................  (a)     9,717    8,409     8,949
                                                                  (b)       951      525       649
    D.D. Krohn..................................................  (a)     5,100       --        --
                                                                  (b)     1,717       --        --

(5) Mr. Zarate began his employment with the Company in May 2000. All other compensation for 2001 includes $137,000 paid to Mr. Zarate in lieu of participation in the Company's retirement plans.

(6) Mr. Krohn began his employment with the Company on December 1, 2000, and terminated employment as of November 1, 2001. All other compensation for 2001 includes $88,542 of severance benefits.

OPTION GRANT TABLE

     The following table shows all grants of options to acquire shares of Tower Automotive Common Stock to the Named Executive Officers under the Stock Option Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF                                              POTENTIAL REALIZABLE VALUE AT
                             SECURITIES    % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             UNDERLYING     OPTIONS                                 STOCK PRICE APPRECIATION FOR
                              OPTIONS      GRANTED TO     EXERCISE                         OPTION TERM(2)
                              GRANTED     EMPLOYEES IN      PRICE      EXPIRATION   -----------------------------
           NAME                (#)(1)     FISCAL YEAR    (PER SHARE)      DATE           5%              10%
           ----              ----------   ------------   -----------   ----------        --              ---
D.K. Campbell..............   165,700        18.0%         $11.33       03/01/11     $1,180,675      $2,992,062
A.A. Barone................    45,000         4.9%          11.33       03/01/11        320,642         812,570
T.G. Pitser................    22,000         2.4%          11.33       03/01/11        156,758         397,256
A. Zarate..................    22,000         2.4%          11.33       03/01/11        156,758         397,256
J.W. Arnold................    22,000         2.4%          11.33       03/01/11        156,758         397,256
D.D. Krohn.................    52,000         5.6%          11.33       03/01/11        370,520         938,969

-------------------------
(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on future performance of Tower Automotive's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on the exercise of stock options during 2001 by the Named Executive Officers and the aggregate number and value of unexercised options held by each Named Executive Officer, as of December 31, 2001.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                      NUMBER OF             VALUE OF
                                                                     UNEXERCISED      UNEXERCISED IN-THE-
                                                                     OPTIONS AT          MONEY OPTIONS
                                                                     YEAR-END(#)         YEAR-END($)(2)
                                         SHARES         VALUE      ---------------    --------------------
                                       ACQUIRED ON     REALIZED     EXERCISABLE/          EXERCISABLE/
               NAME                     EXERCISE        ($)(1)      UNEXERCISABLE        UNEXERCISABLE
               ----                    -----------     --------     -------------     --------------------
D.K. Campbell.....................       10,000        $66,875     141,425/224,275            0/0
A.A. Barone.......................        5,000        $30,937      48,750/71,250             0/0
T.G. Pitser.......................           --             --      38,000/49,000             0/0
A. Zarate.........................           --             --      21,750/65,250             0/0
J.W. Arnold.......................           --             --      38,000/49,000             0/0
D.D. Krohn........................           --             --           0/0                  0/0

-------------------------
(1) Represents the aggregate market value of shares acquired at the time of exercise, less the aggregate exercise price paid by the Named Executive Officer.

(2) Values are based on the difference between the closing sale price of Tower Automotive's Common Stock on December 31, 2001 ($9.03), and the exercise prices of the options.

                            LONG-TERM INCENTIVE PLAN

     The following table provides information on the number of restricted stock units credited to the Named Executive Officers as the result of the deferral of amounts otherwise payable as bonus compensation for 2001.

                                                        NUMBER OF SHARES,        PERFORMANCE OR OTHER
                                                         UNITS OR OTHER         PERIOD UNTIL MATURATION
                      NAME                                RIGHTS(#)(1)               OR PAYOUT(2)
                      ----                              -----------------       -----------------------
D.K. Campbell....................................              -0-                        --
A.A. Barone......................................              -0-                        --
T.G. Pitser......................................               (1)                     3 years
A. Zarate........................................              -0-                        --
J.W. Arnold......................................              -0-                        --
D.D. Krohn.......................................              -0-                        --

-------------------------
(1) Represents the number of units credited to a colleague's account under the terms of the Company's Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"). Under the terms of the DISP Plan, participants may elect to defer all or a portion (but not less than 25%) of their cash bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the end of the month in which the bonus would have been paid to the colleague. Stock units are payable only in shares of the Company's common stock. Restricted stock units are not credited until April of the year following the year for which the bonus was earned. None of the Named Executive Officers deferred any bonus compensation for 2001, other than T.G. Pitser who deferred $52,884 of his 2001 bonus.

(2) Under the terms of the DISP Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of the Company's common stock on the last day of the month in which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to his or her basic account. Restricted stock units credited to this Premium Account do not vest until the 15th day of December of the second plan year following the year the units are credited to a participant's account, provided that the participant is then a colleague of the Company. The DISP Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

                   STOCK OPTION EXCHANGE IN LAST FISCAL YEAR

     On July 25, 2001, the Company offered to certain of its active colleagues the right to exchange all options to purchase shares of its common stock that had an exercise price equal to or greater than $17.125 per share for shares of restricted stock. In response, effective September 17, 2001, the Company received options to purchase a total of 1,503,500 shares of common stock in exchange for the grant of 530,671 shares of restricted stock. The shares of restricted stock are subject to risks of forfeiture and restrictions on transfer that do not lapse until September 17, 2004.

                                          NUMBER OF
                                         SECURITIES                                                    NUMBER OF SHARES
                                         UNDERLYING        MARKET PRICE OF       EXERCISE PRICE AT    OF RESTRICTED STOCK
                                           OPTIONS         STOCK AT TIME OF           TIME OF              ISSUED IN
NAME                       DATE           EXCHANGED            EXCHANGE              EXCHANGE             EXCHANGE(1)
----                       ----          ----------        ----------------      -----------------    -------------------
D.K. Campbell........   a.  09/17/01    a.    40,000      a.       $9.00         a.     $18.9375       a.      11,969
                        b.  09/17/01    b.    50,000      b.        9.00         b.      22.9690       b.      14,932
                        c.  09/17/01    c.    50,000      c.        9.00         c.      17.1250       c.      19,577
                        d.  09/17/01    d.   115,000      d.        9.00         d.      19.2500       d.      44,080
A. A. Barone.........   a.  09/17/01    a.    20,000      a.       $9.00         a.     $18.9375       a.       5,985
                        b.  09/17/01    b.    20,000      b.        9.00         b.      22.9690       b.       5,973
                        c.  09/17/01    c.    20,000      c.        9.00         c.      17.1250       c.       7,831
                        d.  09/17/01    d.    50,000      d.        9.00         d.      19.2500       d.      19,165
J. W. Arnold.........   a.  09/17/01    a.    15,000      a.       $9.00         a.     $17.1250       a.       5,873
                        b.  09/17/01    b.    15,000      b.        9.00         b.      19.2500       b.       5,750
T. G. Pitser.........   a.  09/17/01    a.    40,000      a.       $9.00         a.     $18.9375       a.      11,969
                        b.  09/17/01    b.    20,000      b.        9.00         b.      22.9690       b.       5,973
                        c.  09/17/01    c.    20,000      c.        9.00         c.      17.1250       c.       7,831
                        d.  09/17/01    d.    40,000      d.        9.00         d.      19.2500       d.      15,332
A. Zarate............             --              --                  --                      --                   --
D.D. Krohn...........             --              --                  --                      --                   --

                           LENGTH OF
                        ORIGINAL OPTION
                        TERM REMAINING
                          AT DATE OF
NAME                       EXCHANGE
----                    ---------------
D.K. Campbell........   a.    5.5 yrs
                        b.    6.5 yrs
                        c.    7.0 yrs
                        d.    7.5 yrs
A. A. Barone.........   a.    5.5 yrs
                        b.    6.5 yrs
                        c.    7.0 yrs
                        d.    7.5 yrs
J. W. Arnold.........   a.    7.0 yrs
                        b.    7.5 yrs
T. G. Pitser.........   a.    5.5 yrs
                        b.    6.5 yrs
                        c.    7.0 yrs
                        d.    7.5 yrs
A. Zarate............              --
D.D. Krohn...........              --

-------------------------
(1) Represents number of shares of restricted stock issued in exchange for options surrendered. The shares are subject to risks of forfeiture and restrictions on transferability that do not lapse until September 17, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Tower Automotive specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

GENERAL EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee, which was established in connection with Tower Automotive's initial public offering of Common Stock in August 1994, is responsible for developing and recommending Tower Automotive's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for Tower Automotive's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated colleagues and to reward superior performance.

     The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Tower Automotive's long-term goals, such as continuous improvement in customer and colleague satisfaction, and the growth and prosperity of Tower Automotive and its stockholders.

SALARY AND BONUS

     In general, the base salaries of Tower Automotive's executive officers are established at levels believed to be at or below market rates. Each year, the Committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. Subject to Committee approval, the base salaries are set at or below comparable market rates. To provide performance incentives and to compensate for the below-peer salary rates, Tower Automotive provides for annual cash awards that are payable if Tower Automotive meets or exceeds certain predetermined goals established and approved by the Board of Directors.

     Tower Automotive's bonus program is comprised of three principal factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance, and the individual leadership initiative are achieved.

     For 2001, the financial performance factor was based upon the achievement of generating operating free cash flows in excess of predetermined levels. This objective was established to focus management's attention on the generation of cash and the preservation of capital in light of deteriorating market conditions.

     The achievement of team objectives and the personal leadership initiatives (established for each officer and approved by the Committee or Board of Directors) are based on indicators of progress toward the long-term goals of Tower Automotive, consistent with Tower Automotive's approach to values-based leadership. The Committee approves the achievement of team objectives and personal leadership initiatives based on a determination by the colleague's mentor or, in the case of the CEO, by the Committee or Board of Directors. To counterbalance the near-term objectives of financial performance, the team objectives and individual leadership initiatives are intended to reward and promote the attainment of long-term objectives. Achievement is based on measures of Tower Automotive goals of customer satisfaction, colleague satisfaction, and Company growth and prosperity. The goal of Company growth and prosperity is primarily focused on the enhancement of stockholder value, taking into consideration progress toward obtaining new customers, securing new technology, extending its global presence, expanding business with existing customers and the market value of Tower Automotive's stock.

     In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Tower Automotive's performance relative to the overall economy and specific market considerations. For bonus payments in 2001, the Committee exercised its discretion and reduced bonus payments to the Company's Executive Leadership Team by approximately 30%. The Company exceeded its operating free cash flow target for 2001 and, as a result, reduced a significant amount of its indebtedness and stayed within its loan covenants, despite market conditions that were much worse than expected. However, despite the good performance in difficult times, the Committee elected to reduce the bonus payout amounts due to the Company's reported 2001 operating loss (which while largely attributable to a non-recurring restructuring charge, was not planned), its relative returns to shareholders, and the uncertain market outlook.

LONG-TERM EQUITY INCENTIVES

     The long-term equity incentives consist of awards under the Long-Term Incentive Plan administered by the Compensation Committee. Pursuant to the terms of the Plan, options are granted at an exercise price equal to Tower Automotive's Common Stock price on the date the options are granted. The Compensation Committee believes the Plan aligns management's long-term interests with stockholder interests, as the ultimate compensation is based upon Tower Automotive's stock performance. The Compensation Committee also believes the Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the colleagues who participate in the Plan, based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation

Committee determines the number of option shares to be granted to each colleague based upon individual performance, responsibility, and level of cash compensation.

     In 2001, the Committee recommended, and the Board approved, the adoption of the Company's Performance Cash Plan, which is described under the caption "Proposal to Approve the Tower Automotive, Inc. Performance Cash Plan," included in this Proxy Statement. This Plan is intended to provide a form of long-term cash compensation to key colleagues. Initially, payment is based upon the achievement of performance goals over a two year period ending December 31, 2002. In connection with the adoption of the Plan, and as an offset to its other form of long-term compensation, the Committee reduced the number of stock options granted to key colleagues.

     The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's Named Executive Officers. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted under the Company's stock option plan are designed to qualify as performance-based compensation, thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 2001 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company's values.

REPORT ON STOCK OPTION EXCHANGE

     On July 25, 2001, the Company offered to certain of its active colleagues the right to exchange all options to purchase shares of its common stock, that had an exercise price equal to or greater than $17.125 per share, for shares of restricted stock. The Board elected to authorize the exchange based upon the belief that many of the Company's outstanding options were not achieving the purpose for which they originally intended. Due in large part to market conditions that were beyond the control of the Company's colleagues, many of the Company's outstanding options had exercise prices that were significantly higher than the prevailing market price of the Company's common stock. The Board believed that the offer to exchange these outstanding options for restricted stock would increase option holders' proprietary stake in the Company, create a stronger incentive to promote the Company's growth and success, and encourage key colleagues to continue their employment with the Company. In addition, the options exchanged would become available for future grants under the Company's Long-Term Incentive Plan.

     As a result of the offer, effective September 17, 2001, the Company received options to purchase a total of 1,503,500 shares of its common stock in exchange for the grant of 530,671 shares of restricted stock. The Company retained the services of an executive compensation consultant to calculate the value of the options available for exchange and the restricted stock to be issued. The shares of restricted stock that were granted are subject to risks of forfeiture and restrictions on transfer that do not lapse until September 17, 2004. The options tendered by the colleagues included both vested and unvested options. For information regarding the options surrendered in connection with the offer by the Named Executive Officers, please see the table under the heading "Stock Option Exchange in Last Fiscal Year" above.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In 2001, the salary of Dugald K. Campbell, Tower Automotive's Chief Executive Officer, was set at $660,000, based upon the factors described above for establishing the salaries of Tower Automotive's executive officers. Mr. Campbell's bonus is determined under the same criteria used for other executive officers of Tower Automotive, except that the evaluation of whether the predetermined goals and criteria have been satisfied are determined by the Committee or the Board of Directors. For the reasons stated above, as with the other members of the leadership team, despite exceeding the operating free cash flow target for 2001, the amount of the bonus determined under the bonus program was reduced by approximately 30% to take into consideration the reported loss for 2001, the relative return to shareholders, as well as conditions in the automotive supply industry. During 2001, Mr. Campbell was granted an option to purchase 165,700 shares of Tower Automotive's common stock, at an exercise price equal to the market value on the date of grant.

     The foregoing report has been approved by all members of the Compensation Committee.

                                          Compensation Committee:

                                          Joe Loughrey
                                          Jurgen M. Geissinger
                                          Ali Jenab
                                          Georgia Nelson

                               PERFORMANCE GRAPH

     The following graph compares Tower Automotive's cumulative total stockholder return since December 31, 1996, with the Standard & Poor's 500 Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Decoma International Inc., Delphi Automotive Systems, Donnelly Corporation, Dura Automotive Systems, Inc., Eaton Corporation, Federal-Mogul Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intier Automotive, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., Methode Electronics, Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge, Inc., STRATTEC Security Corporation, Superior Industries International, Inc., TRW Inc., Tesma International, Inc., and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1996, in each of the Common Stocks, the Standard & Poor's 500 Index ("S&P 500 Index"), and the OEM Automotive Supplier Composite Index with dividends reinvested.

       COMPARISON OF TOTAL RETURN AMONG STANDARD & POOR'S 500 INDEX, OEM
         AUTOMOTIVE SUPPLIER COMPOSITE INDEX AND TOWER AUTOMOTIVE, INC. [PERFORMANCE GRAPH]

                                                           TWR                    OEM SUPPLIERS                  S&P 500
                                                           ---                    -------------                  -------
12/31/96                                                100.0000                    100.0000                    100.0000
12/31/97                                                134.6000                    125.0200                    131.0080
12/31/98                                                159.6000                    136.7360                    165.9460
12/31/99                                                 98.8000                    125.9940                    198.3490
12/31/00                                                 57.6000                     89.9261                    178.2380
12/31/01                                                 57.7920                    113.1030                    154.9910

                         OTHER COMPENSATORY AGREEMENTS

     S.A. Johnson and Scott Rued are partners in Hidden Creek Industries, an affiliate of Tower Automotive. During 2001, Tower Automotive made payments to Hidden Creek Industries for certain acquisition related assistance, such as initiating contacts, due diligence, financing, contract negotiation and modeling, and for various other management services, totaling approximately $600,000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 2003 must be received by the secretary of Tower Automotive, Inc., 5211 Cascade Road, SE, Grand Rapids, Michigan 49546, not later than December 2, 2002, to be considered for inclusion in Tower Automotive's 2003 Proxy materials. As of April 3, 2002, no proposals to be presented at the 2002 Annual Meeting had been received by Tower Automotive. If Tower Automotive receives notice of a stockholder proposal after February 18, 2003, the persons named as proxies for the 2003 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

                             ADDITIONAL INFORMATION

     This solicitation is being made by Tower Automotive. All expenses of Tower Automotive in connection with this solicitation will be borne by Tower Automotive. Tower Automotive will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons, and will reimburse such persons and Tower Automotive's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     Tower Automotive will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of Tower Automotive's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 5211 Cascade Road, SE, Grand Rapids, Michigan 49546.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary

April 3, 2002

                                                                      APPENDIX A

                             TOWER AUTOMOTIVE, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     RESOLVED, that the Audit Committee is a committee of the Board of Directors of Tower Automotive, Inc. chartered to the following purposes, powers and duties:

PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the corporation to any governmental body or the public; the corporation's system of internal controls regarding finance, accounting, legal compliance and ethics which management and the Board of Directors have established; and the corporation's auditing, accounting and financial reporting processes. The Audit Committee shall encourage continuous improvement of and adherence to Tower Automotive, Inc.'s policies, procedures and practices. The Audit Committee's duties are to:

          1. Serve as an independent and objective body to monitor the corporation's financial reporting process and internal control system.

          2. Review and appraise the audit efforts of the corporation's independent accountants and internal auditor.

          3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor and the Board of Directors.

COMPOSITION

     The Audit Committee shall be comprised of at least 3 directors as determined by the Board of Directors, each of whom shall be independent directors, free from any relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. All members of the Committee shall have a working familiarity with basic financial and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

     The Chair and the members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board to serve until the next annual organizational meeting or until their successors shall be duly elected and qualified.

MEETINGS

     The Audit Committee shall meet at least four times annually. To ensure open communications, the Audit Committee shall meet at least annually in separate sessions with management, the internal auditor and the independent accountants to discuss any matters which either the Audit Committee or each of these groups believe should be discussed independently of the other groups.

ACTIVITIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

DOCUMENT AND REPORT REVIEW

     1. Review and update this Charter periodically or as conditions dictate (at least, annually).

     2. Review the corporation's annual financial statements and any reports or other financial information submitted to any governmental body or to the public, including any report issued by the independent accountants.

     3. Review the summary report of the internal auditor and management's response to such reports.

INDEPENDENT ACCOUNTANTS

     4. Ensure that the independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. Accordingly, the Committee shall recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants

     5. On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants' objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

     6. Review and evaluate the performance of the independent accountants and approve any proposed discharge of the independent accountants.

     7. Consult with the independent accountants at least annually, out of the presence of management, about internal controls.

FINANCIAL REPORTING PROCESSES

     8. Review the integrity of the corporation's financial reporting process, both internal and external, giving consideration to consultation with management, the independent accountants and the internal auditor.

     9. Consider the independent accountants' judgments about the quality and appropriateness of the corporation's accounting principles as applied to its financial reporting.

     10. Consider and approve, as appropriate, major changes to the corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

PROCESS IMPROVEMENT

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. In respect of the annual audit, review separately with each of management, the independent accountants and the internal auditor any significant difficulties encountered during the course of the audit, including any restriction on the scope of work or access to required information.

     13. Review any significant disagreement among management and independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

     15. Review Tower Automotive, Inc.'s Mission, Vision, Values, Goals, and Compliance Policies approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

     16. Review management's monitoring of Tower Automotive, Inc.'s compliance with the corporation's Mission, Vision, Values, Goals, and Compliance Policies approved by the Board of Directors, and ensure that management has the proper review system in place to ensure that the corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     17. Review the activities, organizational structure and qualifications of the internal auditing department.

     18. Review, with the corporation's counsel, legal compliance matters including corporate securities trading policies.

     19. Review, with the corporation's counsel, any legal matter that could have a significant impact on the corporation's financial statements.

     20. Perform any other activities consistent with this Charter, the corporation's By-laws and governing law, and the Audit Committee or the Board of Directors deems necessary or appropriate.

                            [TOWER AUTOMOTIVE LOGO]




                             Performance Cash Plan
                                  May 24, 2001

                             PERFORMANCE CASH PLAN

                               TABLE OF CONTENTS




                                                                                                                            PAGE
         ARTICLE 1               PURPOSE                                                                                      1

         ARTICLE 2               EFFECTIVE DATE AND TERMINATION DATE                                                          1
               2.1                         EFFECTIVE DATE                                                                     1
               2.2                         TERMINATION DATE                                                                   1

         ARTICLE 3               DEFINITIONS                                                                                  1

         ARTICLE 4               ELIGIBILITY                                                                                  2

         ARTICLE 5               ADMINISTRATION                                                                               2
               5.1                         AMENDMENT OR TERMINATION                                                           2
               5.2                         COMMITTEE AUTHORITY                                                                2
               5.3                         INDEMNIFICATION

         ARTICLE 6               ENTERPRISE PERFORMANCE TARGETS                                                               3
               6.1                         CRITERION FOR MEASURING PERFORMANCE                                                3
               6.2                         ESTABLISHMENT OF ENTERPRISE PERFORMANCE TARGET                                     3


         ARTICLE 7               PARTICIPATION; PARTICIPANT PERFORMANCE TARGETS                                               3
               7.1                         GRANTING AWARDS                                                                    3
               7.2                         SHAREHOLDER APPROVAL REQUIREMENTS                                                  3
               7.3                         NEW HIRED AND TRANSFERRED COLLEAGUES                                               3

         ARTICLE 8               PAYMENT                                                                                      3
               8.1                         EVALUATING PERFORMANCE AND COMPUTING AWARDS                                        3
               8.2                         COMPUTING AWARD AMOUNTS                                                            3
               8.3                         TIMING AND FORM OF PAYMENT OF AWARD AMOUNTS                                        3
               8.4                         CHANGE IN CONTROL                                                                  5
               8.5                         DISTRIBUTION IN EVENT OF FINANCIAL EMERGENCY AND ACCELERATION OF PAYMENTS          5

         ARTICLE 9               TERMINATION                                                                                  6
               9.1                         TERMINATION FOR NORMAL RETIREMENT, DEATH OR PERMANENT DISABILITY                   6
               9.2                         TERMINATION FOR OTHER REASONS                                                      6

        ARTICLE 10               OTHER CONSIDERATIONS                                                                         6
              10.1                         BENEFICIARY DESIGNATION                                                            6
              10.2                         CLAIM TO PERFORMANCE CASH AWARDS AND EMPLOYMENT RIGHTS                             6
              10.3                         NONTRANSFERABILITY                                                                 7
              10.4                         TAX WITHHOLDING                                                                    7
              10.5                         ADMINISTRATIVE EXPENSES                                                            7
              10.6                         GOVERNING LAW


         APPENDIX A              2001-2002 PLAN ELEMENTS                                                                      8


                              TOWER AUTOMOTIVE, INC
                              PERFORMANCE CASH PLAN


                                   ARTICLE 1.
                                     PURPOSE

The purpose of the Tower Automotive, Inc. Performance Cash Plan (the "Plan") is to promote the long-term success of the Enterprise by aligning the long-term financial interests of key colleagues ("Leaders") with shareholders and to attract, reward and retain colleagues in key leadership roles.

                                   ARTICLE 2.
                       EFFECTIVE DATE AND TERMINATION DATE

2.1 Effective Date. The Plan shall be effective as of January 1, 2001, contingent on approval by Shareholders at the next regularly scheduled shareholders meeting following May 24, 2001, and prior to any payment to participants under the Plan.

2.2 Termination Date. No Awards may be granted under the Plan after March 1, 2009. Termination of the Plan shall not cancel, reduce or otherwise impair the opportunity for Participants to receive any Award Amounts attributable to Awards granted prior to termination of the Plan.

                                   ARTICLE 3.
                                   DEFINITIONS

3.1 "Administrator" shall mean the Board or any Committee designated by the Board to administer the Plan.

3.2 "Award" shall mean the grant to a Participant of the right to receive an Award Amount, as set forth in Section 7.1 of the Plan.

3.3 "Award Amount" shall mean the amount of the Award earned by a Participant based upon the level of achievement of the Participant Performance Target, determined after the end of the Performance Period.

3.4 "Base Salary" shall mean the annual rate of base pay for a Participant in effect as of the last day of the Performance Period (or other date as the Committee may specify by action taken within 90 days after the beginning of the Performance Period).

3.5 "Beneficiary" shall mean the person, persons or estate entitled to receive any Award Amounts due a Participant in the event of the Participant's death.

3.6      "Board" shall mean the Board of Directors of Tower Automotive, Inc..

3.7 "Committee" shall mean the Compensation Committee or other committee of the Board, as specified by the Board, provided each member of the committee is an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

3.8 "Enterprise" shall mean Tower Automotive, Inc., a Delaware corporation, and any successor thereto that adopts the Plan.

3.9 "Enterprise Leader" shall mean the chief executive officer of the Enterprise.

3.10 "Enterprise Performance Target" shall mean an Enterprise financial measure and specific financial objectives as defined and approved by the Committee for each Performance Period. For each Performance Period, the Enterprise Performance Target formula, tables, Performance Period, criterion for measuring performance, Vesting Period and payout process will be attached as an Appendix to this document and will be furnished to all Participants.

3.11 "Participant" shall mean an individual colleague of the Enterprise or Subsidiary who has been approved for participation in the Plan by the Committee.

3.12 "Participant Performance Target" is a Participant's specific Award opportunity which may be earned under the Plan for a specific Performance Period, based upon the level of achievement of the Enterprise Performance Target and Plan requirements.

3.13 "Performance Period" shall mean the period of time defined by the Committee within which the financial objectives must be met for an Award Payment. The Performance Period will generally be for not less than two years nor more than four years.

3.14 "Subsidiary" shall mean any corporation or other entity at least eighty percent (80%) of the outstanding voting equity securities of which is owned (directly or indirectly) by the Enterprise.

3.15 "Vesting Period" shall mean the portion of time after an Award Amount is earned (determined at the end of a Performance Period) until it is eligible for payment. If fifty percent of an Award Amount is paid at the end of a Performance Period, the Participant is not eligible to receive the remaining fifty percent until the end of one or more Vesting Periods.

                                   ARTICLE 4.
                                  ELIGIBILITY

Officers and other key Leaders of the Enterprise who have a significant influence upon the long-term performance of the Enterprise will be eligible to participate in the Plan. Participation in one Performance Period, however, will not automatically guarantee participation in subsequent Performance Periods. The Committee will approve the participation of each Participant and determine the Participant Performance Target for each, based upon the recommendation of the Enterprise Leader.

                                   ARTICLE 5.
                                 ADMINISTRATION

5.1 Amendment or Termination. Subject to compliance with Section 162(m) of the Internal Revenue Code, or any successor provisions, the Board or Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan; or suspend or terminate the Plan. No such modification, amendment, suspension or termination may, without the consent of the Participant or his/her Beneficiary in the case of his/her death, reduce the potential Award Amount for a Participant based upon a previously granted Award, and no such amendment shall, without shareholder approval, increase the maximum Award Amount specified in Section 8.1 below.

5.2 Committee Authority. Except as otherwise specifically provided by the Plan, the Committee shall have full and exclusive authority to administer the Plan. Any determinations, rulings, or interpretations, including decisions on events not covered by Plan provisions, made by the Committee shall be final and binding on all persons, including the Enterprise, shareholders of the Enterprise, Participants, and other colleagues. The Committee may make such reasonable rules and regulations concerning the administration of the Plan as it deems necessary or appropriate.

5.3 Indemnification. Except as otherwise specifically provided by law or regulation, the Board of Directors, the Committee, or officers of the Enterprise and the Enterprise shall be held harmless for any decisions or actions that result from the administration of the plan.

                                   ARTICLE 6.
                         ENTERPRISE PERFORMANCE TARGETS

6.1 Criterion for Measuring Performance. The criterion to be used to measure the financial performance of the Enterprise for purposes of this Plan shall be established by the Committee for each Performance Period and attached as an Appendix to the Plan. The Initial Performance Period criterion will be Operational Free Cash Flow Return on Invested Capital, as defined in that Appendix. The criterion may be changed by the Committee from Performance Period to Performance Period as it deems appropriate, in order to tie the Plan to financial objectives that will achieve long-term Enterprise and shareholder value.

6.2 Establishment of Enterprise Performance Target. The Committee shall establish an Enterprise Performance Target within a reasonable time period before or after the beginning of each Performance Period, the details of which shall be set forth in an appendix to the Plan.

                                   ARTICLE 7.
                 PARTICIPATION; PARTICIPANT PERFORMANCE TARGETS

7.1 Granting Awards. The committee shall select the Participants in the Plan. For each Participant the Committee shall establish the Participant Performance Target, which may be expressed as either a dollar amount or a percentage of the Participant's Base Salary for the Performance Period for which the person has been selected as a Participant in the Plan (an "Award").

7.2 Shareholder Approval Requirements. The Committee, in its discretion, may make all or any portion of the Award Amount contingent upon receiving subsequent shareholder approval sufficient to qualify payment thereunder as deductible for the Enterprise. The Committee may take such action without the consent of Participants.

7.3 New Hired and Transferred Colleagues. Notwithstanding anything to the contrary herein, in the case of a person who is newly hired into an eligible position or transferred into an eligible position after the beginning of a Performance Period, the Committee may at any time select that colleague as a Participant, and fix the terms of any such Award, whether or not the action qualifies for the performance-based exception under Section 162(m) of the Code.

                                   ARTICLE 8.
                                     PAYMENT

8.1 Evaluating Performance and Computing Award Amounts. As soon as practicable following the close of a Performance Period, the Committee shall determine the percentage achievement of the Enterprise Performance Target and the corresponding percentage achievement of each Participant Performance Target applicable to that Performance Period, provided that the maximum Award Amount for any Participant with respect to any Performance Period shall be six million dollars ($6,000,000). All Award Amounts are subject to certification in writing by the Committee prior to payment.

8.2 Computing Award Amounts. Award Amounts will be calculated from a formula or table, which will be approved by the Committee as part of the establishment of the Enterprise Performance Target and the Participant Performance Target, and which will be issued to each Participant at the time of selection as a Participant for that Performance Period.

8.3      Timing and Form of Payment of Award Amounts.

         (a) Immediately following the certification of an Award Amount for a Participant under Section 8.1, the enterprise shall notify each Participant of his or her Award Amount. The Award Amount shall be payable as follows:

                  (i) Payable Award. That portion of the Award Amount which is equal to the total Award Amount, multiplied by a fraction (the "Vesting Rate"), the numerator of which is 1 and the denominator of which is the number of years of the Vesting Period selected for that Performance Period (the "Payable Award") shall be paid in cash to the Participant or, at the Participant's election, in the manner set forth in Sections 8.3(b), (c), or (d) below.

                  (ii) Nonvested Award. The total Award Amount, less the Payable Award (the "Nonvested Award"), shall be credited to a bookkeeping reserve account which shall be established for each Participant on the books and records of the Enterprise and to be referred to as his or her "Interest Account." The Nonvested Award shall be vested and become a Payable Award in accordance with the Vesting Period selected for that Performance Period. Subject to Participant's continued employment with the Enterprise, as provided under the conditions in Article 9 below, on each anniversary of the end of that Performance Period, the amount of the Nonvested Award, multiplied by the Vesting Rate, shall become a Payable Award under
                           Section 8.3(a)(i) above. The payment of the amount that becomes a Payable Award shall be paid in accordance with the Participant's payment election form in effect at that time.

                  The unpaid balance in the Interest Account shall be credited with a simple annual interest equivalent as follows: As of January 1 following the close of the Performance Period, the Nonvested Award shall become part of the unpaid balance of the Interest Account. The Interest Account shall be credited on December 31 of each year with an amount equal to interest on the unpaid balance of the Interest Account for the duration of the year ending on December 31 at the rate determined by adding together the prime rate in effect at Bank One, N.A. (or any successor thereto) on the last banking day prior to the beginning of the year and the prime rate in effect at the bank on the last banking day of the year and dividing the total by 2 (two). If the Interest Account is terminated for any reason prior to December 31 of any year, the Interest Account shall, upon the termination date, be credited with an amount equal to interest at the average prime rate on the unpaid balance outstanding during that portion of the year prior to the date of termination.

         (b) Key Leadership Deferred Income Stock Purchase Plan. A Participant may elect to defer the payment of all or not less than twenty-five percent (25%) of any Payable Award and have that amount credited to his or her benefit under the terms of the Company's Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"), under the terms of that Plan, except that the number of Restricted Stock Units concurrently credited to a Participant's Premium Account shall equal ten percent (10%) of the number credited to the Participant's Basic Account based upon the deferral of the Payable Award.

         (c) Supplemental Retirement Plan. The Participant may elect to defer all or not less than twenty-five percent (25%) of a Payable Award and have that amount credited to his or her "Supplemental Retirement Account" under the terms of the Company's Supplemental Retirement Plan (the "SERP").

         (d) Installment Payments. A Participant may also elect that part or all of the Payable Award due to the Participant with respect to any Performance Period shall be paid to him or her on a current (rather than a deferred basis). For any Performance Period for which a Participant elects payment on a current basis, the Payable Award shall be paid to the Participant, at the Participant's option, in a lump sum, or by Committee approval, in installments (which need not be equal) commencing in the first quarter following the close of the Performance Period, over a period not to exceed five years. Interest will be paid on the balance in the interest account according to Section 8.3 (a)(i). Installment amounts due or payable under Section 8.3(d) shall not be subject to vesting.

         (e) An election under Sections 8.3(b), (c), or (d) with respect to any Performance Period must be filed in writing with the Committee not later than the first day of the second fiscal year in the

                  Performance Period. Any such election shall be irrevocable. If no election is filed, the full amount of the Payable Award shall be paid in one (1) lump sum cash payment.

 8.4 Change in Control. Notwithstanding Section 9.2 or any other provision of this Plan, within 30 days following a Change in Control as defined below, each Participant shall be entitled to receive a lump sum payment in cash equal to: the product of (x) the Participant's Performance Target for the year in which the Change in Control occurs, based on maximum achievable Participant Performance Target for the Participant under the Plan and (y) a fraction, the numerator of which is the number of days after January 1 in the year to the date on which the Change in Control occurs and the denominator of which is 365. In addition, the Enterprise shall pay to each Participant a lump sum amount in cash within 30 days following the Change in Control all amounts accumulated in the Participant's Interest Account under the Plan.

         "Change in Control," means an occurrence of a nature with respect to the Enterprise that would be required to be reported in response to
         Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

         (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Enterprise representing twenty percent (20%) or more of the combined voting power of the Enterprise's then outstanding securities; or

         (b) At any time a majority of the Board of Directors of the Enterprise is comprised of other than Continuing Directors (for purposes of this section, the term Continuing Director means a director who was either (i) first elected or appointed as a director prior to the Effective Date of this Agreement; or (ii) subsequently elected or appointed as a director if the director was nominated or appointed by at least a majority of the then Continuing Directors; or

         (c)      Any of the following occur:

                  (i) Any merger or consolidation of the Enterprise, other than a merger or consolidation in which the voting securities of the Enterprise immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty percent (50%) or more of the combined voting power of the Enterprise or surviving entity immediately after the merger of consolidation with another entity;

                  (ii) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Enterprise on a consolidated basis;

                  (iii)    Any liquidation or dissolution of the Enterprise;

                  (iv) Any reorganization, reverse stock split, or recapitalization of the Enterprise which would result in a Change in Control; or

                  (v) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

8.5 Distribution in Event of Financial Emergency and Acceleration of Payments. The Committee may in its sole discretion elect to make or accelerate payments of the amounts remaining in the Participant's Interest Account either prior to termination of employment or thereafter if the unpaid balance at any time is less than

         $50,000, or in the event the Committee determines that financial emergency has occurred in the personal affairs of the Participant or his/her Beneficiary in case of his/her death. If requested by a Participant while in the employ of the Enterprise or a subsidiary, and the Committee determines that a financial emergency has occurred in the financial affairs of the Participant, the vested amounts in the Interest Account of the Participant may be paid to the Participant in the same manner they would have paid had the Participant terminated his/her employment with the Enterprise or subsidiary on the date of the request. Approval of such requests is at the sole discretion of the Committee.

                                   ARTICLE 9.
                                   TERMINATION

9.1 Termination for Normal Retirement, Death or Permanent Disability. If a Participant's employment is terminated during a Performance Period by reason of Normal Retirement or Disability (each as defined by the Tower Automotive Retirement Plan, or as determined by the Committee), or Death ("Normal Termination"), payments shall be determined and paid under Article 8 as if the fiscal year during which the termination takes place is the last fiscal year of that Performance Period. However, before the determination is made, the Award Amount for the Performance Period shall, as of the date of Normal Termination, be reduced to a number calculated by multiplying the Award Amount by a fraction. The numerator of the fraction shall be the number of full months during which the Participant was a colleague of the Enterprise during the Performance Period and the denominator of which is the number of full months in that Performance Period.

9.2 Termination for Other Reasons. Except as provided in Section 8.4, the Committee shall have the discretion to cancel an Award for both a current Performance Period as well as any Nonvested Award if the Participant's employment is terminated during a Performance Period for any reason other than Normal Termination.

                                   ARTICLE 10.
                              OTHER CONSIDERATIONS

10.1 Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the distributions that otherwise would have been paid to the Participant. All designations shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distribution remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. A participant may from time to time during his/her lifetime change his/her Beneficiary by a written instrument delivered to the Committee or other administrator appointed by the Committee. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to the Participant shall be paid to the Participant's estate and in the event the term "Beneficiary" shall include his/her estate.

10.2 Claim to Performance Cash Awards and Employment Rights. No colleague or other person shall have any claim or right to be assigned any interest under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any colleague any right to be retained in the employ of the Enterprise or a Subsidiary.

10.3 Nontransferability. A Participant's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, or transferred except in the event of the Participant's death, to his/her designated Beneficiary as provided in this Plan, or in the absence of such designation, by will or the laws of descent and distribution.

10.4 Tax Withholding. The Enterprise shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect an Award Amounts paid in cash or its equivalent.

10.5 Administrative Expenses. The Enterprise shall bear the expenses of administering the Plan.

10.6 Governing Law. This Plan shall be construed, administered and governed in all respects in accordance with the laws of the State of Delaware.

                              TOWER AUTOMOTIVE, INC
                              CASH PERFORMANCE PLAN



APPENDIX A.   2001-2002 PERFORMANCE CRITERION

         2001-2002 Measure = Operational Free Cash Flow Return on Invested
Capital

         Operational Free Cash Flow = Income before tax, JV earnings, and minority interest

              Plus:    Interest
                       Depreciation
                       Amortization
                       Pretax equity earnings of affiliates (equity earnings in affiliated divided by (1-tax rate))
                       Restructuring charges

              Minus:   Minority interest

         Invested Capital - Average quarterly invested capital for the Performance Period

         Proposed Formula:

         Factor 1 (50%)

              Operational Free Cash Flow divided by: Invested Capital = OFCFROIC

         Factor 2 (50%)

              Relative Performance among the peer group expressed as a percentile. Scale to be constructed to index percentile from 0-100 percentile based upon the performance of the selected peer group. No payout on Factor 2 for performance at or below the 25th percentile. One hundred percent (100%) payout for performance at the 60th percentile, 200% payout for performance at or above the 90th percentile.

         Proposed Peer Group Companies:

              Selected to be a representative group of Tier 1 suppliers with similar growth patterns, capital requirements and product array.

              American Axle         Arvin Meritor              Borg Warner
              Dana                  Dura Automotive            Hayes Lemmerz
              Oxford Automotive     Tenneco Automotive

                                     PROXY

TOWER AUTOMOTIVE, INC.                             PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 15, 2002

The undersigned hereby appoints S.A. Johnson and D.K. Campbell, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Tower Automotive, Inc. to be held on May 15, 2002 at 1:00 p.m., Eastern Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Your vote with respect to the election of Directors and the other proposals may be indicated on the reverse. Nominees for Directors are: S.A. Johnson, D.K. Campbell, J.M. Geissinger, Ali Jenab, Joe Loughrey, J.R. Lozelle, G.R. Nelson, S.D. Rued, E. Zambrano.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.

--------------------------------------------------------------------------------

Comments
         -----------------------------------------------------------------------


--------------------------------------------------------------------------------
    (IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE "COMMENTS" BOX
                         ON THE REVERSE OF THIS CARD.)


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                           /\ FOLD AND DETACH HERE /\

[ X ] PLEASE MARK YOUR                                                                                                |
      VOTES AS IN THIS                                                                                                |      1887
      EXAMPLE.                                                                                                        |______

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
----------------------------------------------------------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
----------------------------------------------------------------------------------------------------------------------------------
                  FOR   WITHHELD                              FOR   AGAINST   ABSTAIN  |
1. Election of    [ ]     [ ]      2. Approval of the         [ ]     [ ]       [ ]    |  3. In their discretion, the Proxies are
   Directors                          Tower Automotive, Inc.                           |     authorized to vote upon such other
   (See reverse)                      Performance Cash Plan.                           |     business as may properly come before
                                                                                       |     the meeting.
For, except vote withheld from the following nominees(s):                              |
                                                                                       |
                                                                                       |
---------------------------------------------------------                              |
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Change of       [ ]
                                                                                                              Address/Comments
                                                                                                              on reverse side

                                                                                        Please sign exactly as name appears
                                                                                        hereon, Joint owners should each sign.
                                                                                        When signing as attorney, executor,
                                                                                        administrator, trustee, guardian, officer,
                                                                                        general partner, etc., please give full
                                                                                        title as such.


                                                                                        ------------------------------------------


                                                                                        ------------------------------------------
                                                                                        SIGNATURE(S)                   DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\


                             TOWER AUTOMOTIVE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                       Wednesday, May 15, 2002 at 1:00 PM
                       Tower Automotive Technical Center
                              27175 Haggerty Road
                                 Novi, Michigan


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